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                                                             Exhibit 99(q)(2)

                        CONSIDERATION OF AUTHORIZATION TO
                         EXECUTE REGISTRATION STATEMENTS
                              BY POWER OF ATTORNEY



         RESOLVED, in accordance with Rule 483(b) under the Securities Act of 1933, W. Lawrence Key, Gene A. Johnson and Joseph M. O'Donnell are each authorized, acting alone, to sign Registration Statements of Atlas Funds on Form N-1A and Form N-14 under the Securities Act of 1933, as amended, and Investment Company Act of 1940, as amended, and any or all amendments thereto , on behalf of Marion O. Sandler, the President and Chief Executive Officer of Atlas Funds, pursuant to a Power of Attorney granted by her to such persons, and any such signature is hereby authorized, approved and ratified.


Dated:  June 23, 2003


/s/ Marion O. Sandler
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    Marion O. Sandler
    Chief Executive Officer,
    President and Chairman